UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.)

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

MONEY4GOLD HOLDINGS, INC.

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MONEY4GOLD HOLDINGS, INC.

200 E. Broward Blvd.

Suite 1200

Ft. Lauderdale, FL, 33301

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INFORMATION STATEMENT

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We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

You are not being asked to approve anything.  This Information Statement is being provided to you solely for your information.

The date of this Information Statement is January __, 2010 and is first being mailed on or about January ___, 2010.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the shareholders of record of Money4Gold Holdings, Inc., a Delaware corporation (the “Company”), in connection with the consent of the Board of Directors of the Company (the “Board”) and written consent by the holders of the majority of the voting power of the Company’s capital stock (the “Majority Shareholders”) to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate”) changing the Company’s name to Upstream Worldwide, Inc., or a different but similar corporate name before filing the amendment to the Certificate, and authorizing a reverse stock split in the range of one-for-four, one-for-six or one-for-eight (the “Reverse Split”).  The Company has no present intent of implementing the Reverse Split, but may do so to attract institutional investors and to be in a better position in the future to be listed on a national securities exchange, which have certain listing requirements of which the Reverse Split would help the Company reach.  The Company believes it will be in this position within the next year.  Of the 182,640,673 total votes, the Majority Shareholders holding approximately ________ votes or ____% of the outstanding voting power, executed a written consent to amend the Company’s Certificate to change our corporate name and authorize the Reverse Split.  The last consent was executed on January __, 2010 and submitted to the Company on the same date.

Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company is required to provide prompt notice to the shareholders who have not consented in writing to the name change and Reverse Split.

Record Date

The close of business on December 18, 2009 has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Purpose and Effect of the Reverse Split

Upon effectiveness of the Reverse Split, shareholders will receive one share of common stock for every four, six or eight shares held, the actual amount of which and timing will be determined by the Company’s management as described above.  Any fractional shares will be rounded down.  The Reverse Split will reduce the number of shares of common stock outstanding, which the Company believes will increase the share price and therefore be more attractive to institutional investors and place the Company in a better position to meet the listing requirements of a national securities exchange.

Purpose and Effect of the Name Change

The Company believes that the name change will better reflect the Company’s current business vision.

Voting Required

In accordance with Sections 228 and 242 of the DGCL, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding shares entitled to vote is required.  On December 8, 2009, the Board adopted a resolution to change its name to Upstream Worldwide, Inc., or such other different but similar name as to be determined by management and authorized the Reverse Split; subsequently, shareholder approval was obtained through the written consent of our Majority Shareholders.  Therefore, a special meeting of the shareholders to approve the amendment to the Certificate was unnecessary.  If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding shares of common stock would also be required.

Effective Date

The approval by the Board and the Majority Shareholders will not become effective until at least 20 calendar days from the date this Information Statement is mailed to our shareholders.  Upon the expiration of 20 days, we intend to file an amendment to our Certificate reflecting such action.  A copy of the amendment to our Certificate is attached as Exhibit A.  Although the authority to have the Reverse Split will take effect upon filing the Certificate, the Company, as stated above, will not effectuate the Reverse Split until management feels it is in the best interest of its shareholders.  If and when the Reverse Split occurs, the post Reverse Split numbers will not be appropriately reflected on the Over-The-Counter-Bulletin Board until it is approved by the Financial Industry Regulatory Authority (“FINRA”).

How to Obtain a New Certificate

As soon as the Reverse Split is approved by FINRA, any shareholder who would like to obtain a new certificate representing their post Reverse Split ownership, may do so by sending their original certificate with a letter of instruction and the appropriate fee ($45 for free trading shares and $55 for restricted shares) to the following address:

Island Stock Transfer

100 Second Avenue South, Suite 705S

St. Petersburg, Florida 33701

No Dissenters’ Right of Appraisal

Neither Delaware law nor our Certificate provides our shareholders with dissenters’ rights in connection with the amendment to our Certificate.  This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Certificate, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial interest in our name change or the Reverse Split.

Beneficial Ownership

The following table sets forth the number of shares of our common stock beneficially owned as of the date of this Information Statement by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director and (iii) all executive officers and directors of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)

Directors and Executive Officers:

Common Stock	Douglas Feirstein 200 E. Broward Blvd., Ste. 1200 Ft. Lauderdale, Florida 33301 (2)(3)	65,378,376	35.8%
Common Stock	Hakan Koyuncu 200 E. Broward Blvd., Ste. 1200 Ft. Lauderdale, Florida 33301 (2)(3)(4)	65,711,710	35.9%
Common Stock	Todd Oretsky 200 E. Broward Blvd., Ste. 1200 Ft. Lauderdale, Florida 33301 (2)(3)(5)	65,378,376	35.8%
Common Stock	Daniel Brauser 200 E. Broward Blvd., Ste. 1200 Ft. Lauderdale, Florida 33301 (2)(3)(6)	65,711,710	35.9%
Common Stock	Grant Fitzwilliam 2856 NE 26th Street Ft. Lauderdale, Florida 33305 (3)	263,158	* %
Common Stock	Scott Frohman 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (3) (7)	3,069,652	1.7%
Common Stock	Neil McDermott Beech Park House, Clonsilla, Dublin 15, Ireland (3) (8)	1,554,000	*
Common Stock	Charles Pearlman 401 E. Las Olas Blvd. Ft. Lauderdale, Florida 33301 (3)	288,158	* %
Common Stock	Jason Rubin 12900 NW 38th Avenue Miami, Florida 33054 (3) (9)	10,054,727	5.5%
Common Stock	All directors and executive officers as a group (9 persons)	81,274,739	44.2%

5% Shareholders:

Common Stock	Republic Metals Corporation 12900 NW 38th Avenue Miami, Florida 33054 (10)	10,000,000	5.5%
Common Stock	Michael Brauser 595 S. Federal Highway, Ste. 600 Boca Raton, FL 33432 (11)	11,408,132	6.2%
Common Stock	Barry Honig 595 S. Federal Highway, Ste. 600 Boca Raton, FL 33432	15,683,723	8.6%

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*

Less than 1%

(1)

Applicable percentages are based on 182,640,673 shares outstanding adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.  Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.  The shares of common stock beneficially owned by each of Messrs. Brauser, Feirstein, Koyuncu and Oretsky include all shares of common stock subject to a Stockholders Agreement. The shares individually owned by them are:

Mr. Brauser	9,633,335
	333,334	warrants
Mr. Feirstein	26,074,669
Mr. Koyuncu	15,133,335
	333,334	warrants
Mr. Oretsky	14,537,037

(2)

An executive officer.

(3)

A director.

(4)

Includes 333,334 shares of common stock issuable upon the exercise of warrants held by Lead Creations, LLC, a company in which Mr. Koyuncu is a manager. Does not include 555,556 stock options which are not exercisable within 60 days.

(5)

Mr. Oretsky’s shares are held by Jack Oretsky Holdings, LLC, a limited liability company in which Mr. Oretsky is the sole manager. Does not include 555,556 stock options which are not exercisable within 60 days.

(6)

Includes 333,334 shares of common stock issuable upon the exercise of warrants. Does not include 8,055,556 stock options which are not exercisable within 60 days.

(7)

Includes 69,652 stock options, but does not include 139,303 stock options which are not exercisable within 60 days.

(8)

Includes 600,000 shares of common stock issuable upon the exercise of warrants.

(9)

Includes 10,000,000 shares held by Republic Metals Corporation, a corporation whereby Mr. Rubin’s father is the founder and controls.  Mr. Rubin is Vice President and General Counsel of Republic.  Also includes 54,727 stock options but does not include 109,452 stock options which are not exercisable within 60 days.

(10)

These are the same 10,000,000 shares beneficially owned by Jason Rubin.

(11)

Does not include 3,350,000 shares held in a trust created by Mr. Brauser, of which one of his adult sons is the trustee and all of his adult children are the beneficiaries.  Mr. Brauser disclaims beneficial ownership of these securities, and this information statement shall not be deemed an admission of beneficial ownership of these securities for Section 16 of the Securities Exchange Act of 1934 or for any other purposes.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Information to a Shared Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to Money4Gold Holdings, Inc., 200 E. Broward Blvd., Suite 1200, Ft. Lauderdale, FL, 33301, Attention: Daniel Brauser, Secretary, or call the Company at (954) 915-1550 and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ Douglas Feirstein
Douglas Feirstein Chief Executive Officer

Date: December 24, 2009